Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 10-K of our reports dated April 15, 2009, on our audit of the financial statements of Lexicon United Incorporated as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007.

/s/ Meyler & Company, LLC

Middletown, NJ
April 15, 2009